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                                                                    EXHIBIT 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-4 of Security Capital Group Incorporated of our report dated February 25, 2000 relating to the financial statements of Security Capital U.S. Realty, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers S.a.r.l.
PRICEWATERHOUSECOOPERS S.a.r.l.
Luxembourg
December 5, 2000